CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event:  November 2, 2009 (date of earliest event reported)

JUNIPER GROUP, INC,
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-19170 (Commission File Number)	11-2866771 (IRS Employer Identification Number)

20283 State Road 7, Suite 300, Boca Raton, Florida 33498
(Address of principal executive offices)

(561) 807-8990
(Registrant's telephone number, including area code)

ITEM 8.01 Other Events

On November 2, 2009 Juniper Group, Inc. (the “Company”) received a letter labeled as a default notice regarding its Callable Secured Convertible ( the “Notes” ) on behalf of AJW Partners, LLC, AJW Partners II, LLC, New Millennium Capital Partners III, LLC, AJW Offshore, Ltd., AJW Offshore II, Ltd., AJW Qualified Partners II, LLC, AJW Master Fund, Ltd., AJW Master Fund II, Ltd., and AJW Qualified Partners, LLC, notifying the Company that it is in default of the Notes.    The letter states that as a result of the defaults the holders are accelerating the Notes and demand payment of the outstanding balances.  The Company will take no action until various issues with the  holders are resolved to the Company’s satisfaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 9 day of  November, 2009.

 Juniper Group, Inc.

     /s/ Vlado P. Hreljanovic
Vlado P. Hreljanovic, President